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                                                                     EXHIBIT 1.1

                             5,500,000 COMMON UNITS
                     REPRESENTING LIMITED PARTNER INTERESTS

                              TEPPCO PARTNERS, L.P.

                             UNDERWRITING AGREEMENT

                                November 14, 2001



LEHMAN BROTHERS INC .
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
A.G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10281

Ladies and Gentlemen:

                  TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), proposes to sell common units representing limited partner interests in the Partnership (the "Common Units") to the several underwriters (the "Underwriters") listed on Schedule 1 hereto for whom Lehman Brothers Inc., Goldman, Sachs & Co., UBS Warburg LLC, Banc of America Securities LLC, A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc. shall act as representatives (the "Representatives") in an aggregate amount of 5,500,000 Common Units (the "Firm Units"). The Partnership has also agreed to grant to the Underwriters an option (the "Option") to purchase up to an additional 825,000 Common Units representing limited partner interests (the "Option Units") on the terms and for the purposes set forth in Section 1(b). The Firm Units and the Option Units are hereinafter referred to as the "Units."

                  The public offering price per Common Unit for the Units and the purchase price per Common Unit for the Units to be paid by the Underwriters shall be agreed upon by the Partnership and the Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Partnership and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Units will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all


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references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

                  Each of (i) the Partnership, (ii) Texas Eastern Products Pipeline Company, LLC, a Delaware limited liability company (both in its capacity as general partner of the Partnership and in its individual capacity, the "General Partner"), (iii) TE Products Pipeline Company, Limited Partnership, a Delaware limited partnership ("TE Products OLP"), (iv) TEPPCO Midstream Companies, L.P., a Delaware limited partnership ("TEPPCO Midstream OLP"), (v) TCTM, L.P., a Delaware limited partnership ("TCTM OLP" and together with TE Products OLP and TEPPCO Midstream OLP, the "Operating Partnerships") and (vi) TEPPCO GP, Inc., a Delaware corporation (both in its individual capacity and as general partner of the Operating Partnerships, "TEPPCO GP") confirms as follows its agreements with the Underwriters. All of such entities shall be referred to collectively as the "TEPPCO Entities."

                  1. Agreement to Sell and Purchase.

                       (a) On the basis of the representations, warranties and agreements of the TEPPCO Entities herein contained and subject to all the terms and conditions of this Agreement, the Partnership agrees to sell to the Underwriters, and the Underwriters severally agree to purchase from the Partnership, at the purchase price per Common Unit for the Units to be agreed upon by the Underwriters and the Partnership in accordance with Section 1(c) hereof and set forth in the Price Determination Agreement, the Firm Units.

                       (b) Subject to all the terms and conditions of this Agreement, the Partnership grants the Option to the Underwriters to purchase up to 825,000 Option Units from the Partnership at the same price per Common Unit as the Underwriters shall pay for the Firm Units. The Option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Price Determination Agreement, upon written or telegraphic notice (the "Option Units Notice") by the Underwriters to the Partnership no later than 12:00 noon, New York City time, at least two and no more than five business days before the date specified for closing in the Option Units Notice (the "Option Closing Date") setting forth the aggregate number of Option Units to be purchased and the time and date for such purchase. On the Option Closing Date, the Partnership will issue and sell to the Underwriters the number of Option Units set forth in the Option Units Notice.

                       (c) The public offering price per Common Unit for the Firm Units and the purchase price per Common Unit for the Firm Units to be paid by the Underwriters shall be agreed upon and set forth in the Price Determination Agreement.

                  2. Delivery and Payment. The Firm Units to be purchased by the Underwriters hereunder, shall be issued in book entry form, and in such authorized denominations and registered in such names as the Underwriters may request, and will be represented by one or more definitive global certificates which will be deposited by or on behalf of the Partnership with The Depository Trust Company ("DTC") or its designated custodian. Delivery to the Underwriters of the Firm Units shall be made by or on behalf of the Partnership by causing DTC to credit the Firm Units to the account or accounts designated by the Underwriters at DTC,


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against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Partnership to the Underwriters at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Units to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Partnership and the Underwriters (such date is hereinafter referred to as the "Closing Date").

                  To the extent the Option is exercised, delivery of the Option Units against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Units Notice.

                  The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Units by the Partnership to the respective Underwriters shall be borne by the Partnership. The Partnership will pay and save the Underwriters and any subsequent holder of the Units harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Firm Units and Option Units.

                  3. Representations and Warranties of the TEPPCO Entities. Each of the TEPPCO Entities, jointly and severally, represent, warrant and covenant to the Underwriters that:

                       (a) Compliance with Registration Requirements. The Partnership meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-66102) on Form S-3 relating to the Units (and such amendments to such registration statement as may have been required to the date of this Agreement) has been prepared by the Partnership and complies in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. Such registration statement has been declared effective by the Commission. Copies of such registration statement and amendments and of each related prospectus have been delivered to the Underwriters. The term "Registration Statement" means the registration statement, including all financial statements, exhibits and documents incorporated by reference therein, as from time to time amended or supplemented pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), Rule 415 and Rule 434 of the Rules and Regulations, or otherwise, any registration statement filed under Rule 462 of the Rules and Regulations as such registration statement may be amended from time to time and all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term "Prospectus" means the prospectus constituting a part of the Registration Statement and any amendments or supplements to such prospectus, including without limitation the prospectus supplement filed with the Commission in connection with the proposed sale of Units contemplated by this Agreement (the "Prospectus Supplement"), through the date of such Prospectus Supplement. Any reference herein to the Registration Statement or


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the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the date hereof or are so filed hereafter. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the Exchange Act after the date of the Prospectus, and deemed to be incorporated therein by reference.

                  On the date the Registration Statement was declared effective by the Commission (the "Effective Date"), at all times subsequent to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Partnership shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus or the Registration Statement, did or will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is or was filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(a) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership by the Underwriters specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Partnership has not distributed any offering material in connection with the offering or sale of the Units other than the Registration Statement and the Prospectus. No order preventing or suspending the use of the Prospectus has been issued by the Commission.

                       (b) Incorporated Documents. The documents which are incorporated by reference in the Registration Statement and the Prospectus or from which information is so incorporated by reference, when they became effective or were filed with the Commission, as the case may be, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference subsequent to the Closing Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations and will not contain an


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untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                       (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules of the Partnership included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants of the Partnership as required by the Act and the Exchange Act. The statements included or incorporated by reference in the Registration Statement with respect to the accountants pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects.

                       (d) Financial Statements. The financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Partnership at the dates indicated and the consolidated statement of operations and cash flows of the Partnership for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement or the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included or incorporated by reference in the Registration Statement or Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus.

                       (e) Internal Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                       (f) No Material Adverse Change in Business. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any material adverse change in, and no development which could reasonably be expected to result in a material adverse change in, the capitalization of the TEPPCO Entities, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the


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TEPPCO Entities and their subsidiaries, taken as a whole (a "Material Adverse
Effect"), arising for any reason whatsoever, (ii) none of the TEPPCO Entities nor any of their subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein, and (iii) none of the TEPPCO Entities nor any of their subsidiaries has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus.

                       (g) Formation and Good Standing of the Partnership, the Operating Partnerships, and the Subsidiary Partnerships. Each of the Partnership, the Operating Partnerships and TEPPCO Crude Pipeline, L.P., TEPPCO Seaway L.P., TEPPCO Crude Oil, L.P. and Lubrication Services, L.P. (collectively, the "Subsidiary Partnerships") has been duly formed and is, and at the Closing Date will be, validly existing as a limited partnership in good standing under the Delaware Revised Uniform Limited Partnership Act, as amended (the "Delaware Act"). Each of the Partnership, the Operating Partnerships and the Subsidiary Partnerships has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business in all material respects as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement. Each of the Partnership, the Operating Partnerships and the Subsidiary Partnerships is, and at the Closing Date will be, duly qualified or registered and in good standing as a foreign limited partnership to transact business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not result in a Material Adverse Effect , or (ii) would not subject the limited partners of such partnership to any material liability or disability. The Partnership is the sole limited partner of each of the Operating Partnerships, in each case with a limited partner interest of 99.999%. Such limited partner interests have been duly authorized by the respective Agreements of Limited Partnership of the Operating Partnerships (the "Operating Partnership Agreements"), have been validly issued in accordance with the respective Operating Partnership Agreements and, are fully paid and non-assessable, except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Act, and are the only outstanding limited partner interests of all of the Operating Partnerships. TCTM OLP is the sole limited partner of each of the Subsidiary Partnerships, in each case with a limited partner interest of 99.99%. Such limited partner interests have been duly authorized by the respective agreements of limited partnership of the Subsidiary Partnerships (the "Subsidiary Partnership Agreements"), have been validly issued in accordance with the respective Subsidiary Partnership Agreements, are fully paid and non-assessable, except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Act, and are the only outstanding limited partner interests of all of the Subsidiary Partnerships. The Partnership owns such limited partner interests in the Operating Partnerships and TCTM OLP owns such limited partner interests in the Subsidiary Partnerships either directly or indirectly and free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus. TEPPCO Seaway, L.P. owns a 50% general partner interest in Seaway Crude Pipeline Company. Such general partner interest has been duly authorized and


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validly issued and is owned of record free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material. TEPPCO Midstream OLP owns a 99.999% general partner interest in Jonah Gas Gathering Company ("Jonah"). Such general partner interest has been duly authorized and validly issued and is owned of record free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material. TE Products OLP is the sole member of TEPPCO Colorado, LLC, and TCTM OLP is the sole member of TEPPCO Crude GP, LLC. Such member interests have been duly authorized and validly issued and are owned of record free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus. Complete and correct copies of (i) the agreement of limited partnership of the Partnership (the "Partnership Agreement"), (ii) the Operating Partnership Agreements, (iii) the Subsidiary Partnership Agreements, (iv) the agreement of limited partnership of TEPPCO Seaway, L.P. and (v) the limited liability company agreements of each of TEPPCO Colorado, LLC and TEPPCO Crude
GP, LLC have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                       (h) Formation and Good Standing of the General Partner. The General Partner has been duly organized and is, and at the Closing Date will be, validly existing as a limited liability company in good standing under the Delaware Limited Liability Company Act ("Delaware LLC Act") and has full power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business and to act as general partner of the Partnership, in each case in all material respects, as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the General Partner is, and at the Closing Date will be, duly qualified or registered and in good standing as a foreign limited liability company to transact business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not result in a Material Adverse Effect, or (ii) would not subject its members to any material liability or disability. The General Partner is the sole general partner of the Partnership with a general partner interest of 2%. Such general partner interest has been duly authorized by the Partnership Agreement, has been validly issued in accordance with the Partnership Agreement, and is owned of record by the General Partner, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus. Complete and correct copies of the certificate of formation and the limited liability company agreement of the General Partner and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                       (i) Formation and Good Standing of TEPPCO GP. TEPPCO GP has been duly incorporated and is, and at the Closing Date and the Option Closing Date will be, validly existing as a corporation in good standing under the Delaware General Corporation Law ("DGCL") and has full corporate power and authority to conduct all the activities conducted by


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it, to own, lease and operate its properties and to conduct its business and to act as general partner of the Operating Partnership, in each case in all material respects, as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and TEPPCO GP is, and at the Closing Date and the Option Closing Date will be, duly qualified or registered and in good standing as a foreign corporation to transact business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not result in a Material Adverse Effect, or (ii) would not subject its stockholders to any material liability or disability or (iii) would not subject the Partnership, as the sole limited partner of each of the Operating Partnerships to any liability by reason of such failure. All of the capital stock of TEPPCO GP is owned of record by the Partnership, free and clear of all liens, encumbrances, security interests, equities, charges, or claims, except as set forth in the Prospectus or as are not, individually or in the aggregate, material. TEPPCO GP is the sole general partner of each of the Operating Partnerships, in each case with a general partner interest of 0.001%. Such general partner interests have been duly authorized by the respective Operating Partnership Agreements, have been validly issued in accordance with the respective Operating Partnership Agreements, and are owned of record by TEPPCO GP, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus. TEPPCO GP owns a 0.001% general partner interest in Jonah. Such general partner interest has been duly authorized, validly issued and is owned of record by TEPPCO GP, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the aggregate, material or except as described in the Prospectus. Complete and correct copies of the certificate of incorporation and the bylaws of TEPPCO GP and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date (and, in the case of any sale of the Option Units, the Option Closing Date).

                       (j) Formation and Good Standing of TEPPCO Crude GP, LLC. TEPPCO Crude GP, LLC has been duly organized and is, and at the Closing Date will be, validly existing as a limited liability company in good standing under the Delaware LLC Act and has full power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business and to act as general partner of the Subsidiary Partnerships, in each case in all material respects, as described in the Registration Statement and the Prospectus; and TEPPCO Crude GP, LLC is, and at the Closing Date will be, duly qualified or registered and in good standing as a foreign limited liability company to transact business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not result in a Material Adverse Effect, or (ii) would not subject its members to any material liability or disability. TEPPCO Crude GP, LLC is the sole general partner of the Subsidiary Partnerships, in each case with a general partner interest of 0.01%. Such general partner interests have been duly authorized by the respective subsidiary partnership agreements, have been validly issued in accordance with the respective subsidiary partnership agreements, and are owned of record by TEPPCO Crude GP, LLC, free and clear of all liens, encumbrances, security interests, equities, charges or claims, except for such liens, encumbrances, security interests, equities, charges or claims as are not, individually or in the


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aggregate, material or except as described in the Prospectus. Complete and correct copies of the certificate of formation and the limited liability company agreement of TEPPCO Crude GP, LLC and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

                       (k) Formation and Good Standing of TEPPCO Colorado, L.L.C. TEPPCO Colorado, L.L.C. has been duly organized and is, and at the Closing Date will be, validly existing as a limited liability company in good standing under the Colorado Limited Liability Company Act and has full power and authority to conduct all the activities conducted by it, to own, lease and operate its properties and to conduct its business, in each case in all material respects; and TEPPCO Colorado, L.L.C. is, and at the Closing Date will be, duly qualified or registered and in good standing as a foreign limited liability company to transact business in each other jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to register (i) would not result in a Material Adverse Effect, or
(ii) would not subject its members to any material liability or disability.

                       (l) Capitalization. The Partnership's capital as of September 30, 2001 is as set forth in the Prospectus Supplement in the column entitled "Actual" under the heading "Capitalization." The adjustments to the Partnership's capital as of September 30, 2001, as set forth in the Prospectus Supplement under the column entitled "As Adjusted" under the heading "Capitalization," represent a reasonable estimate by the General Partner of the pro forma effects on the Partnership's capital of the offer and sale of the Firm Units and the application of the estimated net proceeds therefrom in the manner set forth in the Prospectus Supplement under the heading "Use of Proceeds" and the related capital contribution by the General Partner.

                       (m) Partnership Interests. The limited partners of the Partnership hold limited partner interests in the Partnership aggregating a 98% interest in the Partnership, such limited partner interests being represented by 34,950,000 Common Units and 3,916,547 units representing Class B limited partner interests ("Class B Units") (the Common Units and the Class B Units are collectively referred to as the "Limited Partner Units"); the Limited Partner Units are the only limited partner interests of the Partnership that are issued and outstanding; the Limited Partner Units have been, and the Units to be issued and sold by the Partnership will be, duly authorized and validly issued under the Partnership Agreement, fully paid and nonassessable, except as such nonassessability may be affected by Section 17-607 of the Delaware Act, and will not be subject to any preemptive or similar right or voting or transfer restriction. The description of the Common Units in the Registration Statement and the Prospectus is, and at the Closing Date will be, complete and accurate in all material respects. Except as set forth in the Prospectus, the Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any limited partner interests or other interests in the Partnership, the Operating Partnerships, the Subsidiary Partnerships or any of their respective subsidiaries.

                       (n) Capitalization of the General Partner. All of the membership interests of the General Partner are registered on its books in the name of Duke Energy Field Services Assets, LLC, free and clear of all liens, encumbrances, security interests, equities, charges or


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claims, except as set forth in the Prospectus or as are not, individually or in the aggregate, material.

                       (o) Authorization of Agreement; Absence of Defaults and Conflicts. Each of the TEPPCO Entities has full power and authority to enter into this Agreement. This Agreement has been duly authorized, executed and delivered by each of the TEPPCO Entities and constitutes a valid and binding agreement of each of the TEPPCO Entities and is enforceable against each of the TEPPCO Entities in accordance with the terms hereof. The performance of this Agreement, the consummation of the transactions contemplated hereby and the application of the net proceeds from the offering and sale of the Units in the manner set forth in the Prospectus under "Use of Proceeds" will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of any of the TEPPCO Entities or any of their subsidiaries pursuant to the terms or provisions of, result in a breach or violation of any of the terms or provisions of, constitute a default under, give any other party a right to terminate any of its obligations under or result in the acceleration of any obligation under, the limited partnership agreement or certificate of limited partnership or limited liability company agreement or articles or certificate of formation of any of the TEPPCO Entities or any of their subsidiaries, any indenture, mortgage, deed of trust, loan agreement, contract or other agreement or instrument to which any of the TEPPCO Entities or any of their subsidiaries is a party or by which any of the TEPPCO Entities or any of their subsidiaries or any of their properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of any of the TEPPCO Entities or any of their subsidiaries.

                       (p) Absence of Labor Dispute. No labor dispute with the employees of any of the TEPPCO Entities or any of their subsidiaries exists or, to the knowledge of any of the TEPPCO Entities, is imminent or threatened, and none of the TEPPCO Entities has any actual knowledge of an existing, imminent or threatened labor disturbance by the employees of any of its or any of its affiliates' principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to result in a Material Adverse Effect. Each of the TEPPCO Entities and their subsidiaries is in compliance with all federal, state and local employment labor laws, including, but not limited to, laws relating to non-discrimination in hiring, promotion and pay of employees, except for any noncompliance that could not reasonably be expected to result in a Material Adverse Effect.

                       (q) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Partnership, the Operating Partnerships or the General Partner, threatened, against or affecting the Partnership, the Operating Partnerships or the General Partner, or any of their respective officers in their capacity as such, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or wherein an unfavorable ruling, decision or finding would result in a Material Adverse Effect; the aggregate of all pending legal or governmental proceedings to which any of the TEPPCO Entities or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are not reasonably expected by the General Partner to result in a Material Adverse Effect.

                       (r) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

                       (s) Possession of Intellectual Property. Each of the TEPPCO Entities and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and none of the TEPPCO Entities nor any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any of the TEPPCO Entities or their subsidiaries, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

                       (t) Absence of Further Requirements. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Units by the Partnership, in connection with the execution, delivery and performance of this Agreement by any of the TEPPCO Entities or in connection with the taking by any of the TEPPCO Entities of any action contemplated hereby, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state securities or Blue Sky laws.

                       (u) Possession of Licenses and Permits. Each of the TEPPCO Entities and each of their subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus except for such certificates, permits or authorizations which, if not obtained, would not reasonably be expected to have a Material Adverse Effect and, except as described in the Prospectus, none of the TEPPCO Entities has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to have a Material Adverse Effect, (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business and (iii) performed in all material respects all its obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. To the knowledge of each of the TEPPCO Entities, no other party under any contract or other agreement to which it is a party is in default in any material respect thereunder. None of the TEPPCO Entities nor any of their subsidiaries is, nor at the Closing Date will any of them be, in violation of any provision of its limited partnership agreement, certificate of limited partnership, limited liability company agreement or articles or certificate of formation.

                       (v) Listing. The Common Units (including the Units to be sold pursuant to this Agreement) are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange.

                       (w) Title to Property. Each of the Partnership, the Operating Partnerships, the Subsidiary Partnerships, the General Partner, and their respective subsidiaries have satisfactory and marketable title to all properties and assets owned by such entities, in each case free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (i) are described in the Prospectus or
(ii) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by such entities; and all of the leases and subleases material to the business of such entities, and under which such entities hold properties described in the Prospectus, are in full force and effect, and none of such entities has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of such entities under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entities to the continued possession of the leased or subleased premises under any such lease or sublease.

                       (x) Compliance with Cuba Act. Each of the TEPPCO Entities has complied with, and are and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                       (y) Investment Company Act. None of the TEPPCO Entities is, and upon the issuance and sale of the Common Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                       (z) Public Utility Holding Company Act. None of the TEPPCO Entities is a "holding company" as such term is defined in the Public Utility Holding Company Act of 1935, as amended ("PUHCA"); neither the TEPPCO Entities nor the issue and sale of the Common Units by the Partnership is subject to regulation under PUHCA; and none of the TEPPCO Entities is a "public utility" as such term is defined in the Federal Power Act, as amended.

                       (aa) Environmental Laws. Each of the TEPPCO Entities and its subsidiaries (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), (ii) has received all permits, licenses or other approvals required of it under Environmental Laws to conduct its business and
(iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, result in a Material Adverse Effect. The term "Hazardous Material" means (A) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (B) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                       In the ordinary course of its business, the Partnership conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the TEPPCO Entities and their subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). Except as set forth in the Registration Statement and the Prospectus, there are no costs and liabilities associated with or arising in connection with Environmental Laws as currently in effect (including without limitation, costs of compliance therewith) which would, singly or in the aggregate, have a Material Adverse Effect.

                       (bb) Insurance. Each of the TEPPCO Entities maintains insurance with respect to its properties and business of the types and in amounts generally deemed adequate for its business and consistent with insurance coverage maintained by similar companies and businesses, all of which insurance is in full force and effect.

                       (cc) Tax Returns and Payments. Each of the TEPPCO Entities has filed all federal, state and foreign income and franchise tax returns required by law to be filed by them and have paid all taxes, assessments and other governmental charges levied upon them or any of their properties, assets, income or franchises which are due and payable, other than (i) those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles have been made and (ii) with respect to state and local taxes, such as will not result in a Material Adverse Effect. There are no tax returns of any of the TEPPCO Entities that are currently being audited by state, local or federal taxing authorities or agencies (and with respect to which any of the TEPPCO Entities has received notice), where the findings of such audit, if adversely determined, would result in a Material Adverse Effect.

                       (dd) Benefit Plans. With respect to each employee benefit plan, program and arrangement (including, without limitation, any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by any of the TEPPCO Entities, or with respect to which any of the TEPPCO Entities could incur any liability under ERISA (collectively, the "Benefit Plans"), no event has occurred and, to the best knowledge of each of the TEPPCO Entities, there exists no condition or set of circumstances, in connection with which any of the TEPPCO Entities could be subject to any liability under the terms of such Benefit Plan, applicable law (including, without limitation, ERISA and the Internal Revenue Code of 1986, as amended) or any applicable agreement that could have a Material Adverse Effect.

                       (ee) Registration Rights. No holder of securities of the Partnership has rights to the registration of any securities of the Partnership because of the filing of the Registration Statement that have not been waived.

                       (ff) Officer's Certificates. Any certificate signed on behalf of the Partnership by the President or Vice President of the General Partner and on behalf of the General Partner by a President or Vice President thereof delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by each of the TEPPCO Entities to the Underwriters as to the matters covered thereby.

                       (gg) Partnership Agreement. The Partnership Agreement is a valid and legally binding agreement of the General Partner, enforceable against the General Partner in accordance with its terms, and each of the Operating Partnership Agreements is a valid and legally binding agreement of the parties thereto, enforceable against the General Partner and the Partnership in accordance with its terms, except as the enforceability of such agreements may be affected by bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and general equitable principles.

                       (hh) Stabilization. None of the TEPPCO Entities, nor any of their directors, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in or which has constituted, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

                       (ii) Disclosure. Neither this Agreement, the Registration Statement, nor any other document, certificate or instrument delivered to the Underwriters by or on behalf of the Partnership in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. There is no fact known to the Partnership or the General Partner which would result in a Material Adverse Effect or in the future may (so far as the Partnership can now foresee) result in a Material Adverse Effect which has not been set forth or referred to in this Agreement or the Registration Statement.

                  4. Agreements of the TEPPCO Entities. The TEPPCO Entities agree with the Underwriters as follows:

                       (a) The Partnership will not, either prior to the Closing Date or thereafter, during such period as the Prospectus is required by law to be delivered in connection with sales of the Units by an Underwriter or any dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

                       (b) The Partnership will notify the Underwriters promptly, and will confirm such advice in writing, (i) when any post-effective amendment to the Registration

Statement becomes effective, (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (iv) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) that in the judgment of the Partnership makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (v) of receipt by the Partnership or any representative or attorney of the Partnership of any other communication from the Commission relating to the Partnership, the Registration Statement or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Partnership will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

                       (c) The Partnership will furnish to the Underwriters, without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

                       (d) The Partnership will comply with all the provisions of any undertakings contained in the Registration Statement.

                       (e) The Partnership will deliver to the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request. The Partnership consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Units may be sold, both in connection with the offering or sale of the Units and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Partnership or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Partnership will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request. The Partnership shall not file any document under the Exchange Act before the completion of the distribution of the Units by the Underwriters (which includes the distribution of any Option Units pursuant to the Option, if exercised), if such document would be deemed to be incorporated by reference into the Prospectus unless the Underwriters have been given reasonable notice thereof.

                       (f) Prior to any public offering of the Units by the Underwriters, the Partnership will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriters may request; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                       (g) During the period of three years commencing on the Closing Date, the Partnership will, upon request, furnish to the Underwriters a copy of such financial statements and other periodic and special reports as the Partnership may from time to time distribute generally to the holders of any class of its limited partnership interests, and will furnish to the Underwriters who so request a copy of each annual or other report it shall be required to file with the Commission.

                       (h) The Partnership will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of twelve months ended commencing after the Effective Date, and satisfying the provisions of
Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                       (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Partnership will pay, or reimburse if paid by the Underwriters, all costs and expenses incident to the performance of the obligations of the TEPPCO Entities under this Agreement, including but not limited to costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits thereto and the Prospectus and any amendment or supplement thereto, (ii) the preparation and delivery of certificates representing the Units, (iii) the printing and reproduction of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Units by the Underwriters or by dealers to whom Units may be sold, (v) the listing of the Units on the New York Stock Exchange, (vi) any filings required to be made by the Underwriters with the NASD, if any, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (vii) the registration or qualification of the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), if any are so required, including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (viii) the costs and expenses of the TEPPCO Entities relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the TEPPCO Entities and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) counsel to the TEPPCO Entities, (x) the transfer agent for the Units and (xi) KPMG LLP and PriceWaterhouseCoopers LP, accountants for the TEPPCO Entities and for Arco Pipe Line Company, Seaway Crude Pipeline Company and Jonah, respectively.

                       (j) If (i) this Agreement shall be terminated by the Partnership pursuant to any of the provisions hereof, (ii) for any reason the Partnership shall be unable to perform its obligations hereunder, (iii) any other condition of the Underwriters' obligations hereunder required to be fulfilled by any of the TEPPCO Entities is not fulfilled or (iv) this Agreement shall be terminated pursuant to Section 7, the Partnership will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by the Underwriters in connection herewith; provided, however, that if this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the TEPPCO Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                       (k) The Partnership will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Units to facilitate the sale or resale of any of the Units.

                       (l) The Partnership will apply the net proceeds from the offering and sale of the Units to be sold by the Partnership in the manner set forth in the Prospectus Supplement under "Use of Proceeds."

                       (m) During the period of 90 days commencing on the date of this Agreement, each of the TEPPCO Entities will not, without the prior written consent of the Underwriters, (i) directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Units, Class B Units or securities convertible into Common Units or Class B Units other than to the Underwriters pursuant to this Agreement and other than pursuant to employee option plans or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units or Class B Units, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Units, Class B Units or such other securities, in cash or otherwise; provided, however, that nothing herein shall prohibit any of the TEPPCO Entities from issuing or agreeing to issue within such 90-day period, in transactions exempt from the registration requirements of the Securities Act, Common Units, Class B Units or securities convertible into Common Units or units representing limited partner interests in connection with the acquisition of businesses or assets by any of the TEPPCO Entities in an amount not to exceed $100,000,000.

                       (n) The Partnership shall have caused each of the executive officers and directors of the General Partner and each beneficial owner of more than 5% of the outstanding Common Units or Class B Units, to enter into agreements with the Underwriters in the form set forth in Exhibit B to the effect that they will not, for a period of 90 days after the commencement of the public offering of the Units, without the prior written consent of the Underwriters, sell, contract to sell or otherwise dispose of any Common Units, Class B Units or rights to acquire such Units (other than pursuant to employee option plans or in connection with other employee incentive compensation arrangements).

                  5. Conditions of the Obligations of the Underwriters. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriters hereunder are subject to the following conditions:

                       (a) Notification that all filings required by Rule 424 of the Rules and Regulations shall have been made.

                       (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Units under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith, and the Underwriters shall have received certificates, dated the Closing Date and the Option Closing Date signed by the Chief Executive Officer or the Chairman of the Board of Directors of the General Partner and the Chief Financial Officer of the General Partner (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                       (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) none of the TEPPCO Entities shall have sustained any loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development described in clause (i) or (ii) makes it impracticable or inadvisable to consummate the sale and delivery of the Units by the Underwriters at the public offering price.

                       (d) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against any of the TEPPCO Entities or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would have a Material Adverse Effect.

                       (e) Each of the representations and warranties of the TEPPCO Entities contained herein shall be true and correct in all material respects at the Closing Date, and with respect to the Option Units, at the Option Closing Date as if made at the Option Closing Date, and all covenants and agreements herein contained to be performed on the part of the TEPPCO Entities and all conditions herein contained to be fulfilled or complied with by the TEPPCO Entities at or prior to the Closing Date, and with respect to the Option Units, at the Option Closing Date, shall have been duly performed, fulfilled or complied with; provided, however, that if any such representation or warranty is already qualified by materiality, for purposes of determining whether this condition has been satisfied, such representation or warranty as so qualified must be true and correct in all respects.

                       (f) The Underwriters shall have received an opinion, dated the Closing Date, and with respect to the Option Units, at the Option Closing Date, and satisfactory in form and substance to counsel for the Underwriters, from Fulbright & Jaworski L.L.P., counsel to the TEPPCO Entities, to the effect set forth in Exhibit C.

                       (g) The Underwriters shall have received an opinion, dated the Closing Date, and with respect to the Option Units, at the Option Closing Date, from Andrews & Kurth L.L.P., counsel to the Underwriters which opinion shall be satisfactory in all respects to the Underwriters.

                       (h) On the date of this Agreement, KPMG LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the TEPPCO Entities as required by the Act and the Rules and Regulations, and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date and, with respect to the Option Units, at the Option Closing Date, KPMG LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from KPMG LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date and the Option Closing Date which would require any change in their letter dated the date hereof, if it were required to be dated and delivered at the Closing Date and the Option Closing Date. KPMG LLP shall have furnished to the Underwriters a review report with respect to the interim financial statements for the nine-month period ended September 30, 2001. PricewaterhouseCoopers LLP shall deliver similar letters to the Underwriters, dated the date of this Agreement and the Closing Date, and the Option Closing Date (if any), with respect to the financial information of ARCO Pipe Line Company, Seaway Crude Pipeline Company and Jonah incorporated by reference in the Registration Statement.

                       (i) At the Closing Date and, with respect to the Option Units, at the Option Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the General Partner, in form and substance satisfactory to the Underwriters, to the effect that:

                                (i) Each signer of such certificate has
        carefully examined the Registration Statement, the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) since the Effective Date, no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed;

                                (ii) Each of the representations and warranties of the TEPPCO Entities contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects;

                                (iii) Each of the covenants required herein to be performed by the TEPPCO Entities on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the TEPPCO Entities on or prior to the date of such certificate has been duly, timely and fully complied with; and

                                (iv) Since the respective dates as of which information is given in the Registration Statement and the Prospectus,
        (A) there has not been a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (B) none of the TEPPCO Entities nor any of their subsidiaries has sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus;

and such other matters as the Underwriters may reasonably request.

                       (j) On or prior to the Closing Date, the Underwriters shall have received the executed agreements referred to in Section 4(n).

                       (k) The Units shall be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date and the Option Closing Date.

                       (l) Prior to the Closing Date, the Units shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

                  6. Indemnification.

                       (a) The TEPPCO Entities will, jointly and severally, indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of any of the TEPPCO Entities or based on written information furnished by or on behalf of any of the TEPPCO Entities filed in any jurisdiction in order to qualify the Units under the Securities Laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document, referenced in subclause
(i) above, a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, liability, expense or damage arising out of or based upon matters covered by clause (i) or (ii) above (provided that the TEPPCO Entities shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, liability, expense or damage resulted directly from any such acts or failures to act undertaken or omitted to be taken by any Underwriter through its gross negligence or willful misconduct); provided that the TEPPCO Entities will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Units in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Partnership through the Representatives by or on behalf of that Underwriter expressly for inclusion in the Registration Statement or the Prospectus, which information consists solely of the information specified in Section 6(f). This indemnity agreement will be in addition to any liability that the TEPPCO Entities might otherwise have.

                       (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the TEPPCO Entities, each person, if any, who controls the TEPPCO Entities within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, each director of the TEPPCO Entities and each officer of the TEPPCO Entities who signed the Registration Statement to the same extent as the foregoing indemnity from the TEPPCO Entities to the Underwriters, but only insofar as losses, claims, liabilities, expenses, or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission of a material fact made in reliance on and in conformity with information relating to such Underwriter furnished in writing through the Representatives by or on behalf of that Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that any Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

                       (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm (in addition to local counsel) admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

                       (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the TEPPCO Entities or the Underwriters, the TEPPCO Entities and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the TEPPCO Entities from persons other than the Underwriters, such as persons who control the TEPPCO Entities within the meaning of the Act, officers of the TEPPCO Entities who signed the Registration Statement and directors of the TEPPCO Entities, who also may be liable for contribution) to which the TEPPCO Entities and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the TEPPCO Entities on the one hand and the Underwriters on the other. The relative benefits received by the TEPPCO Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus Supplement. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the TEPPCO Entities, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the TEPPCO Entities or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The TEPPCO Entities and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this
Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the TEPPCO Entities who signed the Registration Statement will have the same rights to contribution as the TEPPCO Entities, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                       (e) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the TEPPCO Entities contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters,
(ii) acceptance of the Units and payment therefore or (iii) any termination of this Agreement.

                       (f) The Underwriters severally confirm and the Partnership acknowledges that the statement with respect to the delivery of the Units by the Underwriters set forth on the cover page of the Prospectus, the table included in the first paragraph and the information contained in the fifth, seventh and eighth paragraphs appearing under the caption "Underwriting," in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in the Registration Statement and the Prospectus.

                  7. Termination. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Units, on or prior to the Option Closing Date), by notice to the Partnership from the Underwriters, without liability on the part of the Underwriters to the TEPPCO Entities, if, prior to delivery and payment for the Firm Units (or the Option Units, as the case may be), the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement or, in the sole judgment of the Underwriters, (i) there has been, since the respective dates as of which information is given in the Registration Statement, any Material Adverse Effect, (ii) trading in any of the equity securities of the Partnership shall have been suspended by the Commission, the NASD or by the New York Stock Exchange, (iii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market shall have been suspended or limited or the settlement or clearance services of such trading generally shall have been materially disrupted, or minimum or maximum prices shall have been generally established on such exchange or over the counter market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or the NASD or any court or other governmental authority, (iv) a general banking moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking, (v) on or after the date of the Price Determination Agreement relating to the Units (1) no downgrading shall have occurred in the rating accorded the Partnership's or TE Products OLP's debt securities by any "nationally recognized statistics/rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (2) no such organization shall have publicly announced that it was under surveillance or review, with possible negative implications, its rating of any of the Partnership's or TE Products OLP's debt securities, or (vi) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, including without limitation as a result of terrorist activities after the date hereof, the effect of any of which is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to market the Units on the terms and in the manner contemplated by the Prospectus.

                  8. Defaulting Underwriters. If, on the Closing Date, and with respect to the Option Units, on the Option Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Units which the defaulting Underwriter agreed but failed to purchase on such Closing Date in the respective proportions which the number of Firm Units set opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the total number of Firm Units set opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Units on such Closing Date or Option Closing Date if the total number of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Units to be purchased on such Closing Date or Option Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Units which it agreed to purchase on such Closing Date pursuant to the terms of
Section 1. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Units to be purchased on such Closing Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase on such Closing Date, this Agreement (or, with respect to the Option Closing Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the TEPPCO Entities, except that the TEPPCO Entities will continue to be liable for the payment of expenses to the extent set forth in Section 4. As used in this Agreement, the term "Underwriter" includes, for all purposes of this Agreement, unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this
Section 8, purchases those Units which a defaulting Underwriter agreed but failed to purchase.

                  Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the TEPPCO Entities for damages caused by its default. If other underwriters are obligated or agree to purchase the Units of a defaulting or withdrawing Underwriter, either the Representatives or the TEPPCO Entities may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the TEPPCO Entities or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement. If this Agreement is terminated pursuant to this Section 8 by reason of the default of one or more Underwriters, the TEPPCO Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

                  9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the TEPPCO Entities, at the office of TEPPCO Partners, L.P., 2929 Allen Parkway, P.O. Box 2521 Houston, Texas 77252-2521, Attention: James C. Ruth or (b) if to the Underwriters, at the offices of Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302, Attention: Equity Syndicate, with a copy, in the case of any notice pursuant to Section 6(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 101 Hudson Street, Jersey City, New Jersey 07302. Any such notice shall be effective only upon receipt. Any notice under Section 7 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

                  This Agreement has been and is made solely for the benefit of the Underwriters, the TEPPCO Entities and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Units from the Underwriters.

                  All representations, warranties and agreements of the TEPPCO Entities contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any of their respective controlling persons and shall survive delivery of and payment for the Units hereunder.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  The TEPPCO Entities and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  This Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the TEPPCO Entities and the Underwriters.

                  Please confirm that the foregoing correctly sets forth the agreement among the TEPPCO Entities and the Underwriters.

                            Very truly yours,

                            TEPPCO PARTNERS, L.P.

                            By:  TEXAS EASTERN PRODUCTS
                                    PIPELINE COMPANY, LLC,
                                    Its General Partner


                            By:      /s/ Charles H. Leonard
                                ------------------------------------------------
                            Name:    Charles H. Leonard
                            Title:   Senior Vice President, Chief Financial
                                        Officer and Treasurer


                            TCTM, L.P.
                            TE PRODUCTS PIPELINE COMPANY,
                                 LIMITED PARTNERSHIP
                            TEPPCO MIDSTREAM COMPANIES,
                                 L.P.

                            By:  TEPPCO GP, INC.,
                                    General Partner of each of the above
                                    entities

                            By:      /s/ Charles H. Leonard
                                ------------------------------------------------
                            Name:    Charles H. Leonard
                            Title:   Senior Vice President, Chief Financial
                                        Officer and Treasurer

                            TEXAS EASTERN PRODUCTS
                                 PIPELINE COMPANY, LLC

                            By:      /s/ Charles H. Leonard
                                ------------------------------------------------
                            Name:    Charles H. Leonard
                            Title:   Senior Vice President, Chief Financial
                                        Officer and Treasurer

Accepted:

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
A.G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:  LEHMAN BROTHERS INC.


By:      /s/ Arlene Salmonson
     ---------------------------------------
Name:    Arlene Salmonson
Title:   Vice President

                                   SCHEDULE 1

                                                   Number of Firm Units to be
          Underwriters                                      Purchased
          ------------                             --------------------------
Lehman Brothers Inc.......................                   1,100,001
Goldman, Sachs & Co.......................                   1,100,000
UBS Warburg LLC...........................                   1,100,000
Banc of America Securities LLC............                     733,333
A.G. Edwards & Sons, Inc..................                     733,333
RBC Dain Rauscher Inc.                                         733,333
                                                   --------------------------

Total.....................................                   5,500,000
                                                   ==========================

                                    EXHIBIT A

                              TEPPCO PARTNERS, L.P.

                          PRICE DETERMINATION AGREEMENT

                                November 14, 2001



LEHMAN BROTHERS INC .
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
A.G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  Reference is made to the Underwriting Agreement, dated November 14, 2001 (the "Underwriting Agreement"), among the TEPPCO Entities and the Underwriters. The Underwriting Agreement provides for the purchase by the Underwriters from the Partnership, subject to the terms and conditions set forth therein, of an aggregate of 5,500,000 Firm Units. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement. Capitalized terms used herein but not defined shall have the meanings assigned to such terms in the Underwriting Agreement.

                  Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree as follows:

                  The public offering price per Common Unit for the Firm Units shall be $34.25.

                  The purchase price per Common Unit for the Firm Units to be paid by the Underwriters shall be $32.79 representing an amount equal to the public offering price set forth above, less $1.46 per Common Unit.

                  The TEPPCO Entities represent and warrant to the Underwriters that the representations and warranties of the TEPPCO Entities set forth in
Section 3 of the Underwriting Agreement are accurate, as though expressly made at and as of the date hereof.

                  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE.

                  If the foregoing is in accordance with your understanding of the agreement among the TEPPCO Entities and the Underwriters, please sign and return to the Partnership a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the TEPPCO Entities and the Underwriters in accordance with its terms and the terms of the Underwriting Agreement.

                               Very truly yours,

                               TEPPCO PARTNERS, L.P.

                               By:  TEXAS EASTERN PRODUCTS
                                       PIPELINE COMPANY, LLC,
                                       Its General Partner


                               By:      /s/ Charles H. Leonard
                                   ---------------------------------------------
                               Name:    Charles H. Leonard
                               Title:   Senior Vice President, Chief Financial
                                           Officer and Treasurer


                               TCTM, L.P.
                               TE PRODUCTS PIPELINE COMPANY,
                                    LIMITED PARTNERSHIP
                               TEPPCO MIDSTREAM COMPANIES,
                                    L.P.

                               By:  TEPPCO GP, INC.,
                                       General Partner of each of the above
                                       entities

                               By:      /s/ Charles H. Leonard
                                  ----------------------------------------------
                               Name:    Charles H. Leonard
                               Title:   Senior Vice President, Chief Financial
                                           Officer and Treasurer


                               TEXAS EASTERN PRODUCTS
                                     PIPELINE COMPANY, LLC

                               By:      /s/ Charles H. Leonard
                                   ---------------------------------------------
                               Name:    Charles H. Leonard
                               Title:   Senior Vice President, Chief Financial
                                           Officer and Treasurer

Accepted:

LEHMAN BROTHERS INC.
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
A.G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
For themselves and as Representatives
of the several Underwriters named
in Schedule 1 hereto

By:  LEHMAN BROTHERS INC.


By:      /s/ Arlene Salmonson
     ---------------------------------------
Name:    Arlene Salmonson
Title:   Vice President

                                    EXHIBIT B

                                                                November 8, 2001

LEHMAN BROTHERS INC .
GOLDMAN, SACHS & CO.
UBS WARBURG LLC
BANC OF AMERICA SECURITIES LLC
A.G. EDWARDS & SONS, INC.
RBC DAIN RAUSCHER INC.
As Representatives of the several
Underwriters named in Schedule 1,
c/o Lehman Brothers Inc.
Three World Financial Center
New York, New York 10285

Dear Sirs:

                  In consideration of the agreement of Lehman Brothers Inc., Goldman, Sachs & Co ., UBS Warburg LLC, Banc of America Securities LLC, A.G. Edwards & Sons, Inc. and RBC Dain Rauscher Inc., as representatives of several underwriters, to underwrite a proposed public offering (the "Offering") of up to 6,325,000 Common Units (the "Common Units") of TEPPCO Partners, L.P., a Delaware limited partnership (the "Partnership"), as contemplated by a registration statement with respect to such Common Units filed with the Securities and Exchange Commission on Form S-3 (Registration No. 333-66102), the undersigned hereby agrees that the undersigned will not, for a period of 90 days after the commencement of the public offering of such Units, without the prior written consent of Lehman Brothers Inc., (i) directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Units, units representing Class B limited partner interests ("Class B Units") or securities convertible into Common Units other than pursuant to employee option plans, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units or Class B Units, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Units, Class B Units or such other securities, in cash or otherwise or (iii) require the Partnership to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 to register any Common Units or Class B Units or securities convertible into or exchangeable for Common Units or Class B Units or warrants or other rights to acquire Common Units or Class B Units of which the undersigned is now, or may in the future become, the beneficial owner within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) (other than pursuant to employee unit option plans or in connection with other employee incentive compensation arrangements).

                                         Very truly yours,


                                         By:
                                            ------------------------------------
                                         Print Name:
                                                    ----------------------------

                                    EXHIBIT C

                           OPINION OF COMPANY COUNSEL

                  We have acted as special counsel to the TEPPCO Entities in connection with the sale to you of the Units pursuant to an Underwriting Agreement dated November 14, 2001 (the "Agreement"), among you and the TEPPCO Entities. Capitalized terms used but not defined herein have the same meanings herein as such terms have in the Agreement. The opinions expressed herein are being furnished to you at the request of the Partnership pursuant to Section 5(f) of the Agreement.

                  We have participated in the preparation of, and have examined, the Prospectus Supplement, dated November 14, 2001, and have examined the Registration Statement on Form S-3 (Registration No. 333-66102) filed by the Partnership under the Securities Act, which became effective on August 9, 2001 (the "Effective Date"), and Prospectus.

                  We have also examined originals or copies of such records of the TEPPCO Entities, certificates and other communications of public officials, certificates of officers of the General Partner, certificates of the transfer agent for the Units and such other documents as we have deemed necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the General Partner, certificates and other communications of public officials, certificates of the transfer agent for the Units and on the factual representations of the General Partner contained in the Agreement. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, the due authorization, execution and delivery by the parties thereto, other than the TEPPCO Entities, of all documents examined by us, and the legal capacity of each individual who signed any of those documents.

                  Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

                  1. Each of the Partnership and the Operating Partnerships has been duly formed and is validly existing as a limited partnership in good standing under the Delaware Act, with partnership power and authority to own or lease its properties and conduct its business as described in the Prospectus.

                  2. The General Partner is a limited liability company duly organized and validly existing in good standing under the laws of the State of Delaware, with power and authority to own or lease its properties, to conduct its businesses and to act as the general partner of the Partnership, in each case as described in the Prospectus.

                  3. TEPPCO GP has been duly incorporated and is validly existing as a corporation in good standing under the DGCL, with power and authority to own or lease its properties, to conduct its business and to act as the general partner of each of the Operating Partnerships, in each case as described in the Prospectus.

                  4. The General Partner is the sole general partner of the Partnership with a general partner interest in the Partnership of 2.0%; such general partner interests are duly authorized by the Partnership Agreement and are validly issued, and the General Partner to our knowledge beneficially owns such general partner interests free and clear of any security interest, lien, encumbrance or adverse claim.

                  5. TEPPCO GP is the sole general partner of each of the Operating Partnerships with a general partner interest in each of the Operating Partnerships of 0.001%; such general partner interests are duly authorized by the Operating Partnership Agreements, and are validly issued, and TEPPCO GP to our knowledge beneficially owns such general partner interests free and clear of any security interest, lien, encumbrance or adverse claim.

                  6. The Partnership is the sole limited partner of each of the Operating Partnerships, with a limited partner interest of 99.999%; such limited partner interests are duly authorized by the Operating Partnership Agreements and are validly issued, fully paid and non-assessable; the Partnership to our knowledge beneficially owns such limited partner interests in the Operating Partnerships free and clear of any security interest, lien, encumbrance or adverse claim.

                  7. The authorized partnership interests of the Partnership conform in all material respects as to legal matters to the description thereof set forth under the captions "Cash Distributions" and "Tax Considerations" in the Prospectus.

                  8. All the partnership interests of the Partnership have been duly authorized and validly issued, and are fully paid and non-assessable, and there are no preemptive or other rights to subscribe for or to purchase partnership interests of the Partnership pursuant to any statute, the Partnership Agreement or any agreement or other instrument to which the Partnership is a party filed as an exhibit to, or incorporated by reference in, the Registration Statement.

                  9. All of the general partner interests of each of the Subsidiary Partnerships are duly authorized, validly issued and are owned of record and, to our knowledge, beneficially by TEPPCO Crude GP, LLC, free and clear of any perfected security interest and, to our knowledge, any other security interest, lien, encumbrance, right to purchase or other claim.

                  10. All of the limited partner interests of each of the Subsidiary Partnerships are duly authorized, validly issued and nonassessable, and are owned of record and, to our knowledge, beneficially by TCTM OLP (or, with respect to Lubrication Services, L.P., by TEPPCO Crude Oil, L.P.), free and clear of any perfected security interest and, to our knowledge, any other security interest, lien, encumbrance, right to purchase or other claim.

                  11. All of the member interests of TEPPCO Colorado, LLC are duly authorized, validly issued and nonassessable and are owned of record and, to our knowledge, beneficially by TE Products OLP, free and clear of any perfected security interest and, to our knowledge, any other security interest, lien, encumbrance, right to purchase or other claim.

                  12. All of the member interests of TEPPCO Crude GP, LLC are duly authorized, validly issued and nonassessable and are owned of record and, to our knowledge, beneficially by TCTM OLP, free and clear of any perfected security interest and, to our knowledge, any other security interest, lien, encumbrance, right to purchase or other claim.

                  13. All of the general partner interests of Jonah Gas Gathering Company are duly authorized, validly issued and are owned of record and, to our knowledge, beneficially by TEPPCO GP and TEPPCO Midstream OLP free and clear of any perfected security interest, and, to our knowledge, any other security interest, lien, encumbrance, right to purchase or other claim.

                  14. The Units have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable, and free of any preemptive, or to the knowledge of such counsel, similar rights that entitle or will entitle any person to acquire any partnership interest in the Partnership upon the issuance thereof by the Partnership.

                  15. The form of certificates for the Units conforms in all material respects to the requirements of the Partnership Agreement.

                  16. The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to our knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission; and any required filing of the Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b).

                  17. The Agreement has been duly authorized, executed and delivered by each of the TEPPCO Entities.

                  18. Each of the Partnership Agreement and the Operating Partnership Agreements has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of the parties thereto, enforceable against the parties thereto in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws affecting creditors rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and to the extent that rights to indemnity and contribution under the Partnership Agreement and the Operating Partnership Agreements may be limited by federal or state securities laws or the public policy underlying such laws.

                  19. Neither the offer, sale or delivery of the Units by the Partnership, the execution, delivery or performance of the Agreement, nor performance by the TEPPCO Entities of their obligations under the Agreement constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which any of the TEPPCO Entities is a party or by which any of them or any of their respective properties is bound that has been filed as an exhibit to the Registration Statement, or will result in the creation or imposition of any lien, charge or encumbrance under the terms thereof upon any property or assets of any of the

TEPPCO Entities, nor will any such action result in any violation of (a) the partnership agreement, member agreement or other organizational documents of any of the TEPPCO Entities, as the case may be, (b) any statutory law, regulation or ruling (assuming compliance with all applicable state securities and Blue Sky laws), or (c) any judgment, injunction, order or decree of any court, governmental agency or arbitrator that is known to us to be applicable to any of the TEPPCO Entities or any of their respective properties.

                  20. To our knowledge, except for Duke Energy Corporation and certain of its affiliates who have waived their rights, no holder of any interest in or security of the Partnership or any other person has any right to require registration of Units or any other partnership interest or other security of the Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by the Agreement.

                  21. No consent, approval, authorization or waiver of, or notice to or filing with, or other action by, any governmental authority is required by any statutory law, regulation or ruling as a condition to the execution and delivery by the TEPPCO Entities of the Agreement, or the performance by the TEPPCO Entities of their obligations under the Agreement, except such as have been obtained under the Act and the Exchange Act (and except such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Units by the Underwriters, as to which we express no opinion).

                  22. The Registration Statement, and the Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which we express no opinion) comply as to form in all material respects with the requirements of the Act; and each of these documents incorporated by reference into the Registration Statement (except for the financial statements and the notes thereto and the schedules and other financial data included therein, as to which we express no opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder.

                  23. To our knowledge (a) other than as disclosed in the Prospectus (or any supplement thereto), there are no legal or governmental proceedings pending to which any of the TEPPCO Entities, or any of their subsidiaries, is a party or threatened against any of the TEPPCO Entities, or any of their subsidiaries, which are required to be disclosed in the Registration Statement or the Prospectus (or any amendment or supplement thereto) and (b) there are no contracts or leases that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any documents incorporated therein that are not described or filed as required, as the case may be.

                  24. None of the TEPPCO Entities is and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act or a "public utility company" or a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended; none of the TEPPCO

Entities is subject to regulation under the Public Utility Holding Company Act of 1935, as amended.

                  25. The Firm Units and the Option Units are duly authorized for listing, subject only to official notice of issuance, on the New York Stock Exchange.

                  Although we have not undertaken, except as otherwise indicated in our opinion, to determine independently, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of any of the statements in the Registration Statement, we have participated in the preparation of the Registration Statement and the Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all documents incorporated by reference therein), and nothing has come to our attention that has caused us to believe that the Registration Statement (including the documents incorporated by reference therein) at the time the Registration Statement became effective, or the Prospectus, as of its date and as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any amendment or supplement to the Prospectus, as of its respective date, and as of the date hereof, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial data included in the Registration Statement or the Prospectus or any documents incorporated by reference therein).

                  The opinions expressed herein are limited exclusively to the laws of the State of Texas, the Limited Liability Company Act of the State of Delaware, the Revised Uniform Limited Partnership Act of the State of Delaware and the federal laws of the United States of America.

                  As used herein, the phrase "to our knowledge" or words of similar import means conscious awareness of facts or other information by the lawyers in our firm who, based on our records as of November 14, 2001, have devoted substantive attention to legal matters on behalf of the TEPPCO Entities since January 1, 2001.

                  The opinions expressed herein are furnished to you for your sole benefit in connection with the transactions contemplated by the Agreement. The opinions expressed herein may not be relied upon by you for any other purpose and may not be relied upon for any purpose by any other person without our prior written consent, except that the transfer agent for the Units may rely upon this opinion in connection with those transactions.